UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 23, 2023

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 7.01. Regulation FD Disclosure.

On February 23, 2023, it was brought to our attention that a Journal Pre-proof titled “Ebola virus disease: In vivo protection provided by the PAMP restricted TLR3 agonist rintatolimod and its mechanism of action” was publicly available at https://www.sciencedirect.com/science/article/pii/S0166354223000323. Two of the authors are David Strayer, MD, and William Mitchell, MD, PhD.

Journal pre-proofs are Articles in Press that have been peer reviewed and accepted for publication by the Editorial Board of this publication. They have undergone enhancements after acceptance, such as the addition of a cover page and metadata, and formatting for readability, but are not yet definitive versions of record. These versions will undergo additional copyediting, typesetting and review, and may not yet have full Science Direct functionality. For example, supplementary files may still need to be added, links to references may not resolve yet, etc. The text could still change before final publication. In addition, the above link could eventually disappear.

The information in this item is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

February 24, 2023	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO